[HOUSLEY KANTARIAN & BRONSTEIN, P.C.]




                         November 3, 1997



Board of Directors
Sandwich Co-operative Bank Bancorp, Inc.
100 Old Kings Highway
Sandwich, Massachusetts  02563

  Re:     Registration Statement on Form S-8
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          The Sandwich Co-operative Bank 1986 Stock Option Plan
          and The Sandwich Co-operative Bank 1994 Stock Option and Incentive Plan

Dear Board Members:

  We have acted as special counsel to Sandwich Bancorp, Inc., a Massachusetts Corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 272,083 shares of common stock, par value $1.00 per share (the "Common Stock") of the Company which may be issued upon the exercise of stock options granted or which may be granted under the The Sandwich Co-operative Bank 1986 Stock Option Plan and The Sandwich Co-operative Bank 1994 Stock Option and Incentive Plan (together, the "Plans"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                        Very truly yours,

                        Housley Kantarian & Bronstein, P.C.


                        By: /s/ Howard S. Parris
                            ---------------------------
                            Howard S. Parris, Esquire